Exhibit 10.1

i2 TECHNOLOGIES, INC.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of April 28, 2004 by and between i2 Technologies, Inc., a Delaware corporation (the “Company”), and Sanjiv S. Sidhu (the “Investor”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of Common Stock.

1.1 Sale and Issuance of Common Stock.

Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing (as defined below), and the Company agrees to sell and issue to the Investor at the Closing, the number of shares of the Company’s Common Stock, par value $.00025 per share (the “Common Stock”), that is obtained by dividing $20,000,000.00 (the “Purchase Price”) by the per share price equal to the greater of (i) the average of the last sale price of the Common Stock (as reported by the Pink Sheets Electronic Quotation Service) for the five trading days beginning on the fifth business day following the date of the public announcement of the Settlement Agreement (as defined below) (the “Market Price”) and (ii) $0.926 (the “Transaction Price”) (the aggregate of all such shares purchased in the Closing is referred to herein as the “Shares”); provided, however, that in the event the parties to that certain Preferred Stock Purchase Agreement dated as of April 27, 2004 by and between the Company and R² Investments, LDC, a Cayman Islands limited duration company (the “Preferred Stock Purchase Agreement”) terminate the Preferred Stock Purchase Agreement and the Closing has not theretofore occurred, then the per share price shall be equal to the average of the last sale price of the Common Stock (as reported by the Pink Sheets Electronic Quotation Service) for the five trading days beginning on the fifth business day following the Final Settlement Date (as defined below) (the “Settlement Price”).

1.2 Closing.

(a) Closing. The purchase and sale of the Shares shall take place at the offices of the Company, One i2 Place, 11701 Luna Road, Dallas, Texas, 75234, at 10:00 a.m., on the earlier to occur of (i) the consummation of the transactions contemplated by the Preferred Stock Purchase Agreement and (ii) the fifth trading day following the determination of the Settlement Price, provided, that if on such day Sonenshine (as defined below) has not delivered the Fairness Opinion, then the Closing shall occur on the second business day following delivery of the Fairness Opinion (such time and place is designated as the “Closing”).

(b) Delivery. At the Closing, the Company shall deliver to the Investor a certificate representing the Shares, against payment of the Purchase Price for such Shares acquired at the Closing by wire transfer of immediately available funds to an account designated by the Company in writing.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

2.1 Organization, Good Standing and Qualification.

The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of organization and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

2.2 Authorization.

All corporate action on the part of the Company and its board of directors necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Common Stock being sold hereunder has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.3 Valid Issuance of Common Stock.

The Shares that are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The issuance and sale of the Shares to the Investor do not and will not violate the terms of any agreement binding on the Company and do not and will not give rise to any pre-emptive rights with respect to the purchase of any securities of the Company and do not and will not trigger any anti-dilution provisions related to any securities of the Company.

2.4 Offering.

Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and will not result in a violation of the qualification or registration requirements of applicable U.S. federal and state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.5 No Other Representations.

Except and to the extent expressly set forth in this Section 2, the Company makes no representations or warranties whatsoever to the Investor and hereby disclaims all liability and responsibility for any representation, warranty, statement or information made, communicated or furnished (orally or in writing) to the Investor or its representatives. The Company makes no representations or warranties to the Investor regarding the probable success or profitability of the business of the Company.

3. Representations and Warranties of the Investor.

The Investor hereby represents and warrants to the Company that:

3.1 Authorization.

The Investor has full power and authority to enter into this Agreement, and this Agreement constitutes his valid and legally binding obligation, enforceable against him in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2 Purchase Entirely for Own Account.

The Shares to be received by the Investor are being acquired for investment for the Investor’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by the Investor of any of the Shares shall constitute confirmation of the representation by the Investor that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

3.3 Disclosure of Information.

The Investor believes he has received all the information he considers necessary or appropriate for deciding whether to purchase the Shares. The Investor further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, assets, properties, prospects and financial condition of the Company.

3.4 Investment Experience.

The Investor acknowledges that he is able to fend for himself, can bear the economic risk of his investment, and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Shares. The Investor acknowledges that any investment in the Shares involves a high degree of risk, and represents that he is able, without materially impairing his financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of his investment.

3.5 Accredited Investor.

The Investor represents that he is an accredited investor within the meaning of Regulation D under the Act.

3.6 Restricted Securities.

The Investor understands that the Shares he is purchasing are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Investor represents that he is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. THE INVESTOR UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN THE COMPANY’S SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF HIS INVESTMENT. The Investor understands that the Shares have not been and will not be registered under the Act and have not been and will not be registered or qualified in any state in which they are offered, and thus the Investor will not be able to resell or otherwise transfer his Shares unless they are registered under the Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available. The Investor has no immediate need for liquidity in connection with this investment and does not anticipate that he will be required to sell his Shares in the foreseeable future.

3.7 Legends.

It is understood that the certificates evidencing the Shares shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

4. Conditions to the Company’s and Investor’s Obligations at Closing.

The obligations of the Company to the Investor (and the Investor to the Company with respect to Sections 4.1, 4.2, 4.5 and 4.7 below) with respect to the Closing are subject to the fulfillment on or before the Closing of each of the following conditions provided, however, that Section 4.4 shall only be a condition to the obligations of the Company to the Investor in the event the Closing occurs pursuant to Section 1.2(ii) of this Agreement:

4.1 Representations and Warranties True.

With respect to a party, all the representations and warranties of the other party contained in this Agreement shall be true and correct as of the date made and (having been deemed to have been made again on and as of the Closing) shall be true and correct on and as of the Closing, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made of a specified date, in which such case such representation or warranty shall have been true and correct as of such specified date.

4.2 Receipt by the Company of Fairness Opinion.

A special committee of the board of directors of the Company (the “Special Committee”) shall have received the opinion (the “Fairness Opinion”) of Sonenshine Pastor & Co. LLC (“Sonenshine”) to the effect that the aggregate consideration to be received by the Company pursuant to the terms of this Agreement for the sale of the Shares to the Investor is fair to the Company from a financial point of view, such opinion shall not have been withdrawn and the Investor shall have been provided a copy thereof.

4.3 Payment of Purchase Price.

The Investor shall have delivered the Purchase Price for the Shares to be delivered to the Investor at the Closing.

4.4 Settlement of Lawsuit.

The definitive partial settlement agreement (the “Settlement Agreement”) in the lawsuit entitled Scheiner v. i2 Technologies, et al., Civ. Action No. 3:03-CV-0841-H (the “Lawsuit”) in the United States District Court for the Northern District of Texas (the “Court”) shall have become effective, which shall occur on the date (the “Final Settlement Date”) when all of the following events shall have occurred:

(a) the Court shall have entered the Order for Notice and Hearing in all material respects in the form attached as Exhibit A to the Stipulation and Agreement of Settlement with Certain Defendants (the “Settlement Agreement”);

(b) the Court shall have approved the settlement of the Lawsuit pursuant to the terms of the Settlement Agreement;

(c) the Court shall have entered an Order and Final Judgment, substantially in the form attached as Exhibit B to the Settlement Agreement (the “Order”), and any time for appeal or review of such Order shall have expired, or, if any appeal is filed and not dismissed, after such Order is upheld on appeal in all material respects and is no longer subject to review upon appeal or review by writ of certiorari; and

(d) in the event that the Court enters an order and final judgment in form other than the Order and none of the parties to the Settlement Agreement elect to terminate the Settlement Agreement, the date that such order and final judgment becomes final and no longer subject to appeal or review.

4.5 No insolvency proceedings.

No bankruptcy or other similar insolvency proceedings shall have been filed by or against the Company.

4.6 No Material Change.

There shall not have occurred any event that constitutes, individually or in the aggregate, in the sole discretion of the Special Committee, a Material Change. As used in this Section 4.6, “Material Change” means (i) any material effect or series of related effects on the business, assets, condition (financial or otherwise), cash flow, results of operations or prospects of the Company; (ii) any material change in the market price or trading volume of the Company’s outstanding securities; or (iii) the receipt by the Company of any proposal relating to a transaction (on its most recently amended or modified terms, if amended or modified) that the board of directors, or if appropriate a committee thereof, determines in its good faith judgment (after consultation with an outside financial advisor and outside counsel) to be (a) more favorable to the Company and its stockholders, from a financial point of view, than the issuance and sale of the Shares under this Agreement, and (b) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such transaction.

4.7 Amendment of Rights Agreement.

If pursuant to the terms and conditions of that certain Rights Agreement (the “Rights Agreement”), dated as of January 17, 2002, by and between the Company and Mellon Investor Services LLC, as rights agent, as amended prior to the date hereof, the consummation of the transactions contemplated by this Agreement would (i) render the Investor an “Acquiring Person” within the meaning of the Rights Agreement or (ii) trigger a “Distribution Date” within the meaning of the Rights Agreement, then prior to the Closing the Company shall amend the Rights Agreement to ensure that neither (i) nor (ii) above shall occur.

5. Miscellaneous.

5.1 Termination

This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of the Company and the Investor;

(b) by the Company if the Special Committee determines in good faith, after consultation with an outside financial advisor and outside counsel, that the termination of this Agreement is required in order for the board of directors or the Special Committee to fulfill its fiduciary obligations to the stockholders of the Company or to otherwise act in the best interest of the Company.

5.2 Survival of Representations, Warranties and Covenants.

The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

5.3 Governing Law; Venue.

This Agreement is to be construed in accordance with and governed by the internal laws of the State of Texas without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in Dallas County in the State of Texas, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

5.4 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.5 Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6 Notices and Other Communications.

Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing and in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (i) if delivered personally, when received; (ii) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation; or (iii) if by courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

if to the Company, to:

i2 Technologies, Inc.

One i2 Place

11701 Luna Road

Dallas, Texas 75234

Facsimile: (469) 357-6893

Attention: General Counsel

if to the Investor, to:

Sanjiv S. Sidhu

One i2 Place

11701 Luna Road

Dallas, Texas 75234

Facsimile: (469) 357-6893

with a copy to:

Richard L. Jacobson

Fulbright & Jaworski L.L.P.

801 Pennsylvania Avenue, NW

Washington, DC 20004-2623

Facsimile: (202) 662-4643

or to such other address or facsimile number as a party may have specified to the other party in writing delivered in accordance with this Section 5.6.

5.7 Expenses.

The parties hereto shall each bear their own respective costs and expenses in connection with the transactions contemplated by this Agreement.

5.8 Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

5.9 Severability.

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.10 Further Assurances.

The Investor and the Company shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

5.11 Entire Agreement.

This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

i2 TECHNOLOGIES, INC.

By:	/s/ Robert C. Donohoo
Robert C. Donohoo
Senior Vice President and General Counsel

INVESTOR:

/s/ Sanjiv S. Sidhu Sanjiv S. Sidhu